EXHIBIT (a)(1)(vi)

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TRUSTEE DIRECTION FORM

CCC INFORMATION SERVICES GROUP INC. TENDER OFFER

BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE

ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS

In connection with the Offer to Purchase made by CCC Information Services Group Inc. (“CCC” or the “Company”), dated July 27, 2004, as it may be amended (the “Offer”), I hereby instruct T. Rowe Price Trust Company, as directed trustee of the CCC Information Services Inc. 401(k) Plan (the “401(k) Plan”), to tender the shares of CCC (the “Shares”) credited to my account under the 401(k) Plan on August 19, 2004, unless a later deadline is announced, as follows (check only one box and complete):

Box 1	☐	I direct T. Rowe Price Trust Company to tender ALL of the Shares credited to my account in the 401(k) Plan, in accordance with the terms of the Offer.

Box 2	☐	I direct T. Rowe Price Trust Company to tender Shares credited to my account in the 401(k) Plan, in accordance with the terms of the Offer.

Box 3	☐	I direct T. Rowe Price Trust Company NOT to tender any of the Shares credited to my account in the 401(k) Plan, in accordance with the terms of the Offer.

SIGN HERE

SIGNATURE OF PARTICIPANT

NAME
(PLEASE PRINT)

Social Security Number:

Dated

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PLEASE NOTE THAT IF YOU DO NOT SEND IN A PROPERLY COMPLETED, SIGNED FORM, OR IF IT IS NOT RECEIVED BY 5:00 P.M. NEW YORK CITY TIME AT COMPUTERSHARE TRUST COMPANY OF NEW YORK, WALL STREET STATION, P.O. BOX 1010, NEW YORK, NEW YORK 10268-1010, ON AUGUST 19, 2004, UNLESS THE OFFER IS EXTENDED, T. ROWE PRICE TRUST COMPANY WILL NOT TENDER ANY OF THE SHARES CREDITED TO YOUR ACCOUNT IN THE 401(K) PLAN, IN ACCORDANCE WITH THE OFFER, UNLESS OTHERWISE REQUIRED BY LAW.

T. Rowe Price Trust Company makes no recommendation to any 401(k) Plan participant as to whether to tender or not. Your instructions to T. Rowe Price Trust Company will be kept confidential.

This Direction Form, if properly signed, completed and received by Computershare Trust Company of New York in a timely manner will supersede any previous Direction Form.